                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 17, 2003, except for Note 21, as to which the date is March 9, 2004, relating to the financial statements and financial statement schedules of UGI Corporation, which appears in UGI Corporation's Current Report on Form 8-K dated March 11, 2004.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 12, 2004